SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2001

Manugistics Group, Inc.

(Exact name of issuer as specified in its charter)

Delaware	0-22154	52-1469385

(State or other jurisdiction of	(Commission	(I.R.S. Employer

incorporation or organization)	File Number)	Identification Number)

2115 East Jefferson Street
Rockville, Maryland 20852
(Address of principal executive offices and zip code)

(301) 984-5000
(Registrant’s telephone number, including area code)

Item 5. Other events.

      On September 5, 2001, Manugistics Group, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the fiscal quarter ended August 31, 2001. A copy of the press release appears as Exhibit 99 to this Report and is incorporated herein by reference.

      During a conference call with analysts following the issuance of the press release, Gregory Owens, the Company’s Chairman and Chief Executive Officer stated in prepared remarks and in informal responses to questions from the audience:

•	Management anticipates that total revenue and software license revenue in the Company’s fiscal third quarter ending November 30, 2001, will increase slightly from those in the Company’s fiscal second quarter ended August 31, 2001, and total revenue and software license revenue in the Company’s fiscal fourth quarter ending February 28, 2002, are, in turn, expected to be up slightly from those in the Company’s fiscal third quarter ending November 30, 2001. Mr. Owens stated that he believed that the Company would report an adjusted net loss for the third quarter less than the adjusted net loss reported for the second quarter. He further stated that the Company was targeting break even performance (on an adjusted basis) in its fourth quarter.

•	The average size of the Company’s significant software license transactions in its fiscal second quarter ended August 31, 2001, was approximately $1.1 million.

•	Approximately 70% of the software license fees in the Company’s fiscal second quarter ended August 31, 2001, were derived from transactions entered into with customers in the United States and approximately 30% were derived from transactions entered into with customers outside the United States.

•	Almost all of the Company’s industry markets were adversely affected by the economic slowdown; electronics and high technology were especially hard hit while the automotive, government and transportation markets performed well.

•	The adverse effect of the economic slowdown was felt approximately equally across the Company’s product lines and geographical markets.

      This Current Report contains forward-looking statements, including statements regarding revenue and earnings (losses) that the Company expects to report for its second quarter of fiscal 2002, performance in the third and fourth quarters of fiscal 2002, demand for its solutions, its ability to achieve intended cost reductions, and assessments of current and future market conditions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations. Factors that could cause results to differ include, among others, accounting entries and adjustments made in closing the second quarter, unanticipated expenses and difficulties in achieving planned cost reductions, lengthening of sales cycles for software products and services, competition, general business and economic conditions, and the timing and degree of any business recovery in certain of the Company’s markets that are currently experiencing an economic downturn. More information about factors that potentially could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2001, and Quarterly Report on Form 10-Q for the quarter ended May 31, 2001. The Company assumes no obligation to update the forward-looking information contained in this announcement.

Item 7. Financial Statements and Exhibits.

      (c) The following is filed as an Exhibit to this Report:

Exhibit Number	Description

99	Press Release dated September 5, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 5th day of September, 2001.

MANUGISTICS GROUP, INC

By: /s/ Timothy T. Smith Timothy T. Smith Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated September 5, 2001.